Exhibit 99.1

TOPGOLF CALLAWAY ACQUIRES BIGSHOTS GOLF, STRENGTHENING ITS LEADERSHIP IN OFF-COURSE GOLF

CARLSBAD, Calif., November 1, 2023/PRNewswire/ – Topgolf Callaway Brands Corp. (NYSE: MODG) (the “Company” or “Topgolf Callaway Brands”) announced today that it has purchased certain assets from Invited, Inc. (“Invited”), the largest owner and operator of private golf clubs in the US, related to its BigShots Golf (“BigShots”) business. The acquisition adds the BigShots brand and certain locations to the Company’s portfolio of U.S. venues, expanding its leadership position in off-course golf. The acquired BigShots’ portfolio includes four domestic venues, comprised of one owned venue and three franchise venues, as well as certain other development rights for other potential venues. Concurrent with this transaction, the Company has also entered into a preferred vendor agreement with Invited in which Topgolf Callaway Brands’ products and merchandise will be featured at Invited’s more than 140 golf and country clubs.

The purchase price for the initial closing is approximately $29 million. The Company expects the acquisition to be nominally accretive in its first year and contribute to scaling economics thereafter. The transaction is viewed as both financially and strategically attractive to both sides.

Chip Brewer, President and CEO of Topgolf Callaway Brands, said, “This acquisition will benefit all three segments of our business. We are essentially purchasing an additional off-course venue and the royalty stream from three franchise venues, including the option to convert those to Toptracer technology in the near future, as well as further building out and strengthening our future venue pipeline and growing our partnership with an important golf equipment and apparel partner, Invited—all for the price of approximately one Topgolf venue. This deal is a great example of the synergies associated with our portfolio of brands and its leadership position in Modern Golf. It is also just the beginning of what’s possible when two great brands combine their resources and creativity to develop programs that foster growth and further fuel the momentum in our game.”

About Topgolf Callaway Brands Corp.

Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour (“WGT”). For more information, please visit https://www.topgolfcallawaybrands.com.

About Invited (formerly ClubCorp)

Since its founding in 1957, Dallas-based Invited has operated with the mission of Building Relationships and Enriching Lives®. The leading owner-operator of private golf and country clubs, city, and stadium clubs in North America, Invited is relentless in its pursuit of providing extraordinary experiences, meaningful connections, shared passions, and memorable moments for its more than 400,000 members. The company’s mission is supported by 20,000 peak-season employees and a portfolio of 200 owned or operated golf and country clubs, city clubs, sports clubs, stadium clubs in 29 states. Invited creates communities and a lifestyle through its championship golf courses, workspaces, handcrafted cuisine, resort-style pools, tennis and pickleball facilities, golf lounges, fitness centers, and pioneering programming.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements address the Company’s current intentions, expectations or beliefs regarding the acquisition of the BigShots brand or venues business and the benefits thereof, synergies and partnership with Invited, future closings of acquisitions of futher BigShots assets, the Company’s expansion plans and competitive positioning and may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including future industry and market conditions, the ability to recognize the anticipated benefits of the acquisition and management’s ability to integrate the BigShots business with the Company’s other businesses, risks related to expansion plans and the other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contact:

Katina Metzidakis

invrelations@tcbrands.com

*	“Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf.